UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2005

INFOCUS CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 000-18908

Oregon	93-0932102
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

27700B SW Parkway Avenue, Wilsonville, Oregon	97070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  503-685-8888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFOCUS CORPORATION

FORM 8-K

INDEX

Item	Description

Item 2.02	Results of Operations and Financial Condition

Item 9.01	Financial Statements and Exhibits

Signatures

Item 2.02  Results of Operations and Financial Condition

On April 26, 2005, InFocus Corporation issued a press release announcing financial results for its first quarter ended March 31, 2005.  InFocus reported revenues of $137.0 million and gross margins of 7.3% for the first quarter of 2005.  InFocus also announced an operating loss of $23.5 million and a net loss of $14.0 million, or $0.35 per share. Included in the operating loss and net loss for the quarter is a restructuring charge of $4.7 million associated with InFocus’ previously announced plan to reduce its Norway operations.  A copy of the complete press release is attached as Exhibit 99.1.

We provide in the press release certain non-GAAP financial measures, including pro forma operating loss and pro forma net loss per share. As used herein, “GAAP” refers to accounting principles generally accepted in the United States.  These non-GAAP financial measures exclude restructuring and other non-recurring charges from the directly comparable GAAP measures. As required by Regulation G, the press release contains a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures.  We believe the non-GAAP measures are useful to investors because they provide an alternative method for measuring the operating performance of our business, excluding certain non-recurring and non-cash items that would normally be included in the most directly comparable GAAP financial measure. Our management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating our operating performance. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as reported by us may not be comparable to similarly titled items reported by other companies.

Item 9.01  Financial Statements and Exhibits

(c) Exhibits

The following exhibit is furnished herewith and this list is intended to constitute the exhibit index:

99.1               Press release dated April 26, 2005 announcing InFocus Corporation’s financial results for the first quarter ended March 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2005	INFOCUS CORPORATION

	By:	/s/C. Kyle Ranson
C. Kyle Ranson
President and Chief Executive Officer
(Principal Executive Officer)

	By:	/s/Michael D. Yonker
Michael D. Yonker
Executive Vice President, Chief Financial Officer and Secretary
(Principal Financial Officer)